Exhibit 10.45

AMENDED AND RESTATED SALES FORCE WORK ORDER # 8795 AND

TERMINATION OF WORK ORDER #8872

EFFECTIVE DATE: January 26, 2004

This Amended and Restated Sales Force Work Order is entered into between Columbia Laboratories, Inc., (“Columbia”) and Innovex Inc. (“Innovex”), pursuant to the Master Services Agreement, having an effective date of July 31, 2002, between Columbia and Innovex’s predecessor, Innovex LP, and is subject to all the terms and conditions set forth therein, except as may be otherwise expressly provided herein. Sales Force Work Order #8872 is hereby terminated and no longer in effect.

A.	BRIEF DESCRIPTION OF SALES FORCE PROJECT:

Sales Force

A full time sales force will be assigned to selling Prochieve® 8% Progesterone Gel (“Prochieve 8%”), Prochieve® 4% Progesterone Gel (“Prochieve 4%”), RepHresh® Vaginal Gel (“RepHresh”), and Advantage-S® Bioadhesive Contraceptive Gel (“Advantage-S”) to a target list of obstetricians, gynecologists, and primary care physicians, and selling Striant™ Testosterone Buccal System (“Striant”) to a target list of endocrinologists, urologists, and primary care physicians. Columbia’s and Innovex’s objective is to maximize the quality of the calls and to work the total office to support the full Columbia product line.

The parties acknowledge and agree that the grant of rights to Innovex hereunder is non-exclusive and nothing herein shall limit or restrict Columbia’s right to market or promote the Products itself or through a third party, in Columbia’s sole discretion.

B.	PROJECT TEAMS:

Columbia Contact Person:	Meg Coogan
Senior Vice President, Marketing and Sales
address:	354 Eisenhower Parkway
Livingston, NJ 07039
phone:	973-994-3999
fax:	973-994-3001

Innovex Contact Person:	Tony Yost
President
address:	10 Waterview Blvd.
Parsippany, NJ 07054
phone:	973-257-4500
fax:	973-257-4617

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Routine correspondence relevant to the operation of the sales force should be sent to the above-named contact persons. All notices or similar communications in regard to the terms of this Amended and Restated Sales Force Work Order are to be sent to the parties named in Section 16 of the Master Services Agreement.

C.	PROJECT TERM AND KEY DATES:

Project Start Date	July 31, 2002
Last Innovex Sales Representative Field Day	October 31, 2005
Project End Date	October 31, 2005

“Project Term” shall mean the period of time beginning on the Project Start Date and ending on the Project End Date.

D.	DEFINITIONS

1.	“Day Worked” shall mean a day during which an Innovex Sales Representative Details or Presents to Prescribers, or attends scheduled Columbia training and/or specifically designated home study. A “Day Worked” by an Innovex District Manager shall mean a day during which the Innovex District Manager performs duties and responsibilities described in this Amended and Restated Sales Force Work Order. A “Day Worked” by an Innovex Field Coordinator shall mean a day during which the Innovex Field Coordinator performs duties and responsibilities described in this Amended and Restated Sales Force Work Order. Days Worked shall not include days on leave, holidays, sick days, or vacations.

2.	“Detail” shall mean an interactive face-to-face contact by an Innovex Sales Representative with a Prescriber, during which a promotional message involving Prochieve 8%, Prochieve 4%, or Striant is given in accordance with the Promotional Program. When used as “Detail,” “Details,” “Detailing” or “Detailed,” it shall mean to engage in a Detail as defined herein.

3.	“Innovex District Manager” shall mean an Innovex employee who is a district manager and who, among other things, manages and supervises Innovex Sales Representatives.

4.	“Innovex Field Coordinator” shall mean an Innovex employee who, among other things, manages and supervises Innovex Sales Representatives with respect to personnel matters.

5.	“Innovex National Field Coordinator” shall mean the Innovex employee who, among other things, manages and supervises the Innovex Field Coordinators.

6.	“Innovex Sales Force” shall mean the Innovex Sales Representatives, Innovex Field Coordinators and the Innovex National Field Coordinator, individually and as a group, that have been assigned by Innovex to deliver Details and Presentations of Products in accordance with the terms of this Amended and Restated Sales Force Work Order.

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7.	“Innovex Sales Representative” shall mean an Innovex employee who has been trained and equipped to Detail and Present to Prescribers.

8.	“Off-limits Prescriber” shall mean one of the Prescribers specifically identified by Columbia within an Innovex Sales Representative’s Territory that the Innovex Sales Representative is prohibited from contacting.

9.	“Prescriber” shall mean physicians and other health care professionals legally authorized to write prescriptions for pharmaceutical products.

10.	“Presentation” shall mean an interactive face-to-face contact by an Innovex Sales Representative with a Prescriber or the Prescriber’s staff, during which a promotional message involving RepHresh or Advantage-S is given in accordance with the Promotional Program. When used as “Present,” “Presents,” “Presenting” or “Presented,” it shall mean to engage in a Presentation as defined herein.

11.	“Product” shall mean, individually and collectively, Prochieve 4%, Prochieve 8%, Advantage-S, RepHresh and Striant.

12.	“Promotional Material” shall mean the Product labeling and package inserts, sales aids, Detailing materials, Presentation materials, and other promotional support items provided by Columbia to Innovex for use in promotion of a Product.

13.	“Promotional Program” shall mean the marketing plan, strategy and promotional message for each Product, as provided by Columbia, which will include use of the Promotional Material.

14.	“Referral Message” shall mean the promotional message, as provided by Columbia, that any patient who has not become pregnant after three (3) cycles of treatment using clomiphene citrate together with Prochieve 8% should seek care of an assisted reproductive technology specialist for further treatment.

15.	“Target Prescriber” shall mean one of the specifically identified Prescribers within an Innovex Sales Representative’s Territory to be Detailed and Presented to by the Innovex Sales Representative.

16.	“Territory” shall mean the United States and Puerto Rico. In connection with an individual Sales Representative, the Territory shall be the geographic area assigned to the individual Sales Representative.

E.	INNOVEX RIGHTS, RESPONSIBILITIES AND OBLIGATIONS

1.	Innovex Continuing Sales Force. As of the Effective Date of this Amended and Restated Sales Force Work Order, Innovex will provide the Innovex Sales Force

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composed of Innovex District Managers and Innovex Sales Representatives (the “Innovex Continuing Sales Force”) assigned to Work Orders #8795 and #8872 on the date immediately preceding the Effective Date. The Innovex Continuing Sales Force will perform the obligations of Innovex pursuant to this Amended and Restated Sales Force Work Order until the establishment of the Columbia Re-Aligned Sales Force in accordance with paragraph E(2) of this Amended and Restated Sales Force Work Order.

2.	Columbia Re-Aligned Sales Force. Within thirty days of the Effective Date of this Amended and Restated Sales Force Work Order, Columbia, within its sole discretion but on the basis of analyses and recommendations of [***], will determine the number and placement of districts and Territories for a nationwide sales force of Columbia district managers, Columbia sales representatives and Innovex Sales Representatives (the “Columbia Re-Aligned Sales Force”) and the Steering Committee will agree on a date within such thirty day period to terminate those members of the Innovex Continuing Sales Force that will not be part of the Columbia Re-Aligned Sales Force and institute the Columbia Re-Aligned Sales Force (the “Re-Alignment Date”). Columbia may, in its sole discretion and with no payment or other obligation to Innovex whatsoever (notwithstanding any other provision of this Amended and Restated Sales Force Work Order), hire directly any Innovex District Manager in the Innovex Continuing Sales Force to be a Columbia district manager in the Columbia Re-Aligned Sales Force. Innovex will provide to Columbia pursuant to this Amended and Restated Sales Force Work Order Innovex Sales Representatives equal in number to one-half the number of sales Territories established by Columbia on the Re-Alignment Date (the “Innovex Sales Representative Threshold”). The Innovex Sales Force which will constitute part of the Re-Aligned Sales Force may be recruited from within or without the Innovex Continuing Sales Force and will be selected in accordance with the provisions of paragraph E(3), below. Columbia will hire directly sales representatives for one-half the number of sales Territories established by Columbia on the Re-Alignment Date. Columbia will provide appropriate sales and marketing oversight of the Innovex Sales Force, including the provision of a Columbia national sales director and district managers. Beginning on the Re-Alignment Date, Columbia shall be entitled, in its sole discretion, to select, appoint and hire all district managers. Innovex will provide Innovex Field Coordinators and an Innovex National Field Coordinator for the Innovex Sales Force. Columbia may request that Innovex provide additional Innovex Sales Representatives for the Columbia Re-Aligned Sales Force by submitting a written request in substantially the form attached hereto as Exhibit 1, (“Additional Innovex Sales Representative Request Form”). If after the Re-Alignment Date Columbia in its sole discretion reduces the number of Territories to be covered by the Columbia Re-Aligned Sales Force below the number of Territories on the Re-Alignment Date, such reduction shall be allocated equally between the Innovex Sales Representatives and Columbia sales representatives. If after the Re-Alignment Date Columbia in its sole discretion increases the number of Territories to be covered by the Columbia Re-Aligned Sales Force from the number of Territories on the Re-Alignment Date, such increase may be made solely by Columbia hiring new sales representatives directly,

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with no obligation of Columbia to increase the number of Innovex Sales Representatives; provided, however, that (i) any increase in Territories made within the first three months after the Re-Alignment Date shall be allocated equally between the Innovex Sales Representatives and Columbia sales representatives and the Innovex Sales Representative Threshold shall be increased by the number of Innovex Sales Representative so added; or (ii) if the number of Innovex Sales Representatives at the time of such increase is less than the Innovex Sales Representative Threshold, then the increase shall be allocated equally between the Innovex Sales Representatives and Columbia sales representatives until such time as the number of Innovex Sales Representatives equals the Innovex Sales Representative Threshold. As the total number of district managers changes for the Columbia Re-Aligned Sales Force, Innovex Field Coordinators will also be added or removed in order to maintain a ratio Innovex Field Coordinators to district managers of no greater than 1:4 unless determined otherwise by the Steering Committee.

3.	Recruitment.

a.	Innovex shall be responsible for recruitment and re-recruitment (replacement) of the Innovex Sales Representatives and Innovex Field Coordinators in accordance with the Innovex Sales Force Qualifications described below, subject to Columbia’s approval of each Innovex Sales Representative and Innovex Field Coordinator. Innovex shall be responsible for the cost of recruitment, background checks and drug screens. Columbia shall approve or disapprove qualified candidates within five (5) business days after each qualified candidate is submitted to Columbia for final selection. A “qualified candidate” must meet the Innovex Sales Force Qualifications set forth in paragraph E(4) of this Amended and Restated Sales Force Work Order and, in the reasonable judgment of Columbia, be capable of Detailing and Presenting the Products to Prescribers and their staffs in an effective manner.

b.	At Columbia’s request, Innovex will provide recruiting services to Columbia with regard to Columbia’s recruitment of its own, directly employed, field sales force. The scope and pricing of such services shall be determined by the Steering Committee.

4.	Innovex Sales Force Qualifications. Innovex will exercise best efforts to recruit from a diverse candidate base. A qualified candidate for Innovex Sales Representative shall meet the following minimum qualifications: four-year college degree (B.A., B.S. or equivalent); minimum two years outside sales experience, preferably within pharmaceuticals and women’s health, endocrinology or urology. At least 50% of Innovex Sales Representative candidates shall have a minimum of one year of pharmaceutical sales experience.

5.	Position Descriptions and Duties. Innovex shall evaluate the performance of the Innovex Sales Representatives, Innovex Field Coordinators, and the Innovex National Field Coordinator in accordance with the responsibilities and duties identified below,

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giving at least 60% weight in the evaluation of Innovex Sales Representatives to the ability to generate sales within the assigned Territory. All Innovex Sales Force employees shall demonstrate the following: work ethic and integrity; planning, organizing and territory management skills; strong interpersonal skills; excellent communication skills; critical thinking and analysis; problem solving; decisiveness; sound judgment; Columbia-focused selling skills; basic computer skills; ability to listen and learn.

In addition, the responsibilities of the Innovex Sales Representatives, Innovex Field Coordinators and the Innovex National Field Coordinator shall include the following:

Innovex Sales Representatives

•	Generate sales within the assigned Territory

•	Work a full 8 hours each field selling day

•	Achieve 90% or better on all product knowledge tests

•	Spend [***]of their Detailing time on Striant and [***] of their Detailing time on Prochieve 8% and Prochieve 4%

•	Make an average of [***] Details per day, calculated on a weekly basis, on the Target Prescribers within the Innovex Sales Representative’s call list for all products

•	Make an average of [***] pharmacy calls per day, calculated on a weekly basis, on the pharmacy target list within the Innovex Sales Representative’s Territory

•	Make an average of[***]calls per month on the [***]Striant Target Prescribers within the Innovex Sales Representative’s call list

•	Make an average of [***]calls per month on the [***]Prochieve 8% Target Prescribers within the Innovex Sales Representative’s call list

•	Make an average of [***]calls per month on the [***]Prochieve 4% Target Prescribers within the Innovex Sales Representative’s call list

•	Make one call per month on the remaining Target Prescribers within the Innovex Sales Representative’s call list up to the required call frequency

•	Make a full office staff Presentation (including OTC Products) on every call

•	Make laptop call note entries throughout each day (8:00 A.M—5:00 P.M.)

•	Synchronize his/her laptop a minimum of 1 time per day

•	Accurately document what takes place on every call, as well as specific plans for the next call. Maintain and update current and prospective Target Prescriber profiles. (Call notes must be a succession of documentation, highlighting objectives, accomplishments, issues, objections and success planning.)

•	Check e-mail twice per day

•	Check voice mail three times per day

•	Avoid all contact whatsoever with Off-limits Prescribers

•	Keep current with market knowledge and competitive products

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•	Avoid any comparison or reference to Crinone® (progesterone gel) products marketed by Serono, Inc.

•	Maintain a professional image for Columbia and Columbia Products

•	Participate in all training and sales meetings

•	Plan and organize Territory to meet sales and call Target Prescribers

•	Make sales presentations (Details and Presentations) – individual, one-on-one, in-services

•	Deliver the Referral Message with each Detail of Prochieve 8%

•	Comply with the Prescription Drug Marketing Act and other applicable laws

•	Make complete, accurate and timely submission of all time-keeping, call activity and expense reports

•	Meet all specified timelines for submitting weekly reports, expense reports, and all other project specific reports

•	Comply with Promotional Program, and proper use of Promotional Materials

•	Participate or coordinate “Lunch & Learns,” dinner programs, weekend events, as appropriate

•	Have appropriate interaction with co-promotional partners or counterparts

Innovex Field Coordinators

•	Assist with recruitment of Innovex Sales Representatives and Columbia Sales Representatives

•	Handle initial 120 day and annual performance reviews, personnel issues, discipline and termination of Innovex Sales Representatives

•	Review and approve expense reports; monitor compliance with expense policies

•	Assess and monitor field activity and work schedules; monitor and manage field reporting; implement performance or disciplinary plans.

•	Communicate with Columbia district managers on a regular and timely basis

•	Assist with the planning and delivery of training, and periodic sales meetings

•	Monitor time-keeping and attendance

•	Monitors compliance with the Prescription Drug Marketing Act, other applicable laws and sample accountability procedures as applicable

Innovex National Field Coordinator

•	Manage and supervise Innovex Field Coordinators

•	Monitor compliance with Innovex Sales Representative re-recruitment process, including maintaining recruit profile integrity and ensuring Columbia review of recruits

•	Track call activity

•	Ensure appropriate billing (both estimates and actuals)

•	Draft, compile and deliver monthly reports

•	Serve as Columbia’s main point of contact

•	Ensure appropriate follow-up on personnel and performance related issues

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6.	Innovex Sales Force Compensation; Benefits. Innovex shall administer the compensation plan for the Innovex Sales Force with a combination of salary and variable incentive (bonus). The Steering Committee shall establish a target average salary and salary matrix, which recognizes greater experience and training, and preferred selection criteria. The terms and conditions of a variable incentive compensation plan for the Innovex Sales Force (“Incentive Plan”) shall be determined by Columbia, including eligibility criteria and performance targets. The plan may also include incentive awards such as trips and prizes. Innovex shall administer the Incentive Plan and pay the incentive compensation and awards in accordance with the Incentive Plan. Innovex Sales Force employees shall be eligible to receive an auto allowance, and shall be entitled to participate in the Innovex employee benefit plans for health and dental care, 401K, in accordance with Innovex eligibility criteria.

7.	Training and Periodic Sales Meetings. Innovex shall facilitate the participation of the Innovex Sales Force in Columbia’s training of the Innovex Sales Force, backfill training of replacement Innovex Field Coordinators and Innovex Sales Representatives and all follow-up training, including periodic sales meetings. Columbia may request Innovex’s participation in the delivery of training and Innovex will provide such services on a time and materials basis as the parties may agree. In all cases, Innovex may have other appropriate personnel monitor and observe Columbia training (solely for purposes relating to the marketing of Products hereunder) at Innovex’s sole cost and expense. Innovex may have Innovex Sales Force members participate in the Innovex Leadership Development Program at Innovex’s sole cost and expense.

8.	Promotional Activities. Columbia shall be responsible for managing and monitoring the promotional activities of the Innovex Sales Force. The Innovex Sales Force shall engage in promotional activities in strict adherence to the Promotional Program and using only the Promotional Materials provided by Columbia. Innovex Sales Representatives shall not be permitted to develop, create or use any other promotional material or literature in connection with the promotion of the Products. The Innovex Sales Representatives will be required to immediately cease the use of any Promotional Materials when instructed to do so by Columbia. Columbia shall monitor that Promotional Materials are not changed, (including, without limitation, by underlining or otherwise highlighting any text or graphics or adding any notes thereto) by the Innovex Sales Representatives. Innovex Sales Representatives shall be required to limit their statements and claims regarding Product, including as to efficacy and safety, to those which are consistent with the Product labels, package inserts and Promotional Materials. The Innovex Sales Representatives shall not be permitted to add, delete or modify claims of the efficacy or safety in the promotion of the Products, nor shall the Innovex Sales Representatives be permitted to make any untrue or misleading statements or comments about the Products or any Columbia competitors or competitor products. Innovex Sales Representatives shall be prohibited from (i) contacting Off-limits Prescribers and (ii) making comparisons or references to Crinone® products.

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9.	Project Reports. Innovex shall provide Columbia a monthly Project Report in respect of the activities of the Innovex Sales Force, which shall include: (i) headcount, reported nationally, by district and Territory; vacancy rates, turnover, personnel transfers to Columbia, status of recruitment/hiring update; (ii) project status, milestones, and progress toward achieving objectives; (iii) call averages by district and nationally, (iv) financial accountability, tracking expenses against budget; and (v) call reporting on a Territory-by-Territory basis, including reach and frequency, calls during the period on [***]Striant physicians, [***]Prochieve 8% physicians, [***]Prochieve 4% physicians, pharmacies; office calls vs. physician calls; and times of call note entries.

10.	Reporting by Innovex Sales Representatives. Innovex Sales Representatives shall be required to report all field activities and expenditures to district managers and Innovex Field Coordinators in a manner that is timely, accurate and honest, and in accordance with policies and procedures for the applicable reporting systems. Columbia district managers and Innovex Field Coordinators shall routinely reinforce the importance of compliance with the reporting guidelines and policies (e.g. sample accountability, call reporting, promotional budget expenditures, travel expenses). Newly hired Innovex Sales Representatives shall receive training on the reporting systems, guidelines and policies during the initial sales training program.

11.	SFA and Call Reporting. Innovex shall provide a sales force automation tool, including automated call reporting functions. Innovex shall equip the Innovex Sales Force with computer hardware and software, and shall bear the cost of database and system administration, licenses, access to data/replication lines, help desk support, and training of the Innovex Sales Force in proper use of the computers and software.

12.	Management and Discipline of the Innovex Sales Force. Columbia shall be responsible for managing the sales and marketing activities of the Innovex Sales Force. Innovex, in light of its human resources responsibilities, shall have sole authority to remove employees from the Innovex Sales Force. The Steering Committee may establish minimum sales criteria for an Innovex Sales Representative to continue employment on the Innovex Sales Force. In conformance with Innovex policy, Innovex shall provide appropriate employee counseling and discipline, up to and including termination, on its own initiative and upon the reasonable request of Columbia, to Innovex Sales Force members who violate employment rules and who are otherwise under performing their job responsibilities. Innovex will promptly follow-up on any reports made by Columbia of Innovex Sales Force member non-compliance and will apply such counseling or discipline as may be warranted in Innovex’s judgment consistent with Innovex’s prior employment practices and the reasonable requests of Columbia.

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13.	Business Cards; Detail Bags. Innovex shall supply the Innovex Sales Force with business cards, the content of which shall be subject to approval by Columbia, such approval not to be unreasonably withheld. Innovex shall supply the Innovex Sales Force with Detail bags. Columbia shall provide Innovex with camera ready artwork of Columbia’s logo or other content Columbia wishes to include on the business cards.

14.	Innovex Sales Force Performance. If the average number of combined prescriptions for Prochieve 4%, Prochieve 8% and Striant in September, 2004, for the Innovex Sales Representatives based upon monthly IMS data is less than [***], the parties will meet on or before October 31, 2004, to discuss corrective measures or termination of this Amended and Restated Sales Force Work Order. The parties shall consider all relevant factors, including, but not limited to, the analogous performance of the Columbia sales representatives, overall sales of the Products, entry of competitors (generic or branded), etc.

F.	COLUMBIA RIGHTS, RESPONSIBILITIES AND OBLIGATIONS

1.	Promotional Program and Promotional Materials. Columbia shall be responsible for providing a Promotional Program and Promotional Materials that (i) will not involve the counseling or promotion of a business arrangement that violates federal or state law; (ii) will be in compliance with the PhRMA Code on Interactions with Healthcare Professionals; and (iii) shall not require or encourage the Innovex Sales Representatives to offer, pay, solicit or receive any remuneration from or to Prescribers to induce referrals or to purchase Product.

2.	Training and Periodic Sales Meetings.

Columbia shall be responsible for the following:

•	Programming, materials and facilities for initial Innovex Sales Force training. The initial training agenda shall include time designated for Innovex training regarding personnel management, compensation and benefits and field administration.

•	Programming, materials and facilities for periodic sales meetings or product launch meetings as designated by Columbia.

Any reasonable, documented and approved expenses incurred by Innovex in conjunction with the Innovex Sales Force training shall be a Pass-Through Expense to Columbia.

3.	Sales Data. Columbia shall be solely responsible for obtaining historic and ongoing sales data regarding the Products. Columbia shall be solely responsible for paying any applicable per representative fee required by any third party. Upon execution of this Amended and Restated Sales Force Work Order, Innovex will provide Columbia with the historic data used to size and structure the Innovex Sales Force. Columbia shall provide Innovex with on going monthly IMS Xponent Data at the territory level for all sales representatives, Innovex and Columbia.

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4.	Innovex Sales Force Travel Expenses. Columbia shall be responsible for all reasonable Innovex Sales Force travel, lodging and meal expenses, when necessary, documented, and actually incurred by the Innovex Sales Force.

5.	No Recruitment. Through the Project End Date and for one year thereafter, neither party shall attempt to actively recruit or solicit any personnel of the other party without the prior written consent of such party; except as otherwise provided herein and provided that, notwithstanding the foregoing, a party shall be permitted to engage in general recruitment through advertisements or recruiting through head-hunters so long as Innovex employees and personnel or Columbia employees and personnel, as the case may be, are not specifically targeted.

6.	Ancillary Services. Columbia may, upon 60 days prior notice to Innovex, assume direct responsibility for call reporting, sample accountability and reporting, and computers and support services related to the Innovex Sales Force.

G.	FEES AND PASS-THROUGH EXPENSES

1.	Daily Fees. As of the Effective Date of this Amended and Restated Sales Force Work Order, Columbia shall pay Innovex a Daily Fee for each Day Worked by an Innovex Sales Representative of [***], and each Day Worked by an Innovex District Manager of [***]. As of the Re-Alignment Date, Columbia shall pay Innovex a Daily Fee for each Day Worked during the Project Term by each Innovex Sales Representative, each Innovex Field Coordinator, and the Innovex National Field Coordinator respectively as follows: [***]. In order to adjust for Innovex’s unamortized expenses incurred, the parties agree to renegotiate the Sales Representative Daily Fee when and if the number of Innovex Sales Representatives becomes [***]above or below the Innovex Sales Representative Threshold.

The estimated Days Worked per year for each Innovex Sales Representative and Innovex Field Coordinator is [***]days. The Daily Fees may be increased only with the prior written approval of Columbia; provided, however, that Innovex shall have no obligation to raise Innovex Sales Force salaries without Columbia’s agreement to raise the amount of such Daily Fees.

Salary Adjustments. The parties hereto hereby acknowledge and agree that the Daily Fees set forth above are based upon an assumed average annual salary per Innovex Sales Representative of [***]. To the extent the Innovex Sales Representatives average salary is above or below [***] (annualized) in any calendar month (or part thereof), Columbia shall pay to, or receive a credit from, Innovex in an amount equal to (i) the amount by which the average salary compensation earned by the Innovex Sales Representatives is greater or less than that amount, plus (ii) an amount equal to [***]of such amount for Innovex’s employer costs (payroll taxes, benefits).

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2.	Recruiting Fee. For each Sales Force Member recruited by Innovex for backfill, Columbia shall pay Innovex a recruiting fee of [***], up to a maximum of [***]. After this backfill maximum fee is reached, further backfill recruiting shall be at Innovex’s sole cost and expense. Notwithstanding anything else herein to the contrary, the [***]fee shall always be due where the backfill is necessitated by Columbia’s hiring of a member of the Innovex Sales Force or for any recruiting to fill a newly established Territory and the fee in such cases shall not be subject to, or counted against, the maximum fee set forth herein.

3.	Take-On Fee.

a.	Individual Innovex Sales Force Members. Innovex may charge Columbia a fee for each Innovex Sales Force member that becomes employed by Columbia or an affiliate during the Project Term (or six months thereafter if Columbia does not exercise its rollover rights with respect to such member under paragraph G(2)(b) of this Amended and Restated Sales Force Work Order), provided however, that Columbia may only hire an Innovex Sales Force member during such period upon providing Innovex 15 days notice of Columbia’s desire to so hire and, in the case of Innovex Sales Representatives only upon Innovex express consent. For each such hire, Columbia shall pay Innovex a one-time fee consisting of the following: [***] before October 31, 2004, and [***] thereafter, respectively, of the employee’s Innovex annual salary, as in effect immediately prior to such employee’s hiring by Columbia. These amounts shall be included in Innovex’s regular invoicing.

(i)	Use of Take-on Fees. Innovex, in its sole discretion, may make the fees paid by Columbia under paragraph G(2)(a) of this Amended and Restated Sales Force Work Order available for the Innovex Sales Force retention initiatives as may be warranted and prudent during the Project Term. The Steering Committee may make recommendations to Innovex on such expenditures.

b.	Innovex Sales Force Rollover. Columbia may hire directly any member of the Innovex Sales Force contemporaneously with the Project End Date by providing Innovex 90 days notice and without any payment to Innovex, whatsoever.

4.	Pass-Through Expenses. Attachment A to this Amended and Restated Sales Force Work Order sets forth certain expenses which are “Pass Through Expenses.” Columbia shall reimburse Innovex for any such Pass Through Expenses in accordance with the terms and conditions of this Amended and Restated Sales Force Work Order.

5.	Incentive Plan Administration. Columbia shall pay Innovex an amount equal to (i) the amount of all non-salary compensation earned by Innovex Sales Force members in accordance with the terms of the Incentive Plan or the amount of other compensation

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otherwise requested by Columbia to be paid to the Innovex Sales Force; and (ii) an amount equal to [***]of such non-salary compensation for Innovex’s employer costs (payroll taxes, benefits).

6.	SFA Fees. For Innovex’s provision of SFA services as set forth in paragraph E(11) of this Amended and Restated Sales Force Work Order, Columbia shall pay a monthly service fee in the amount of [***]per Innovex Sales Representative, Innovex Field Coordinator, and the Innovex National Field Coordinator on staff during such month through the Project End Date. Columbia shall also pay Innovex [***]per month for each Columbia sales representative, Columbia district manager and other employee of Columbia using the SFA system during such month. Provided, however, that the parties agree to renegotiate the monthly fee of [***], when and if the number of monthly users (i) is reduced to fewer than 60, or (ii) increased to more than 135.

7.	Payment Schedule. Innovex shall send Columbia an itemized list of estimated costs for each month ten (10) days in advance, including all incentive compensation and related employer costs, a list of the estimated billable Innovex Sales Force personnel and the estimated total number of Days Worked multiplied by the respective Daily Fee rate and all estimated Daily Fees, Take-on Fees and Pass-Through Expenses on a Territory-by-Territory basis, and a district by district basis. Columbia shall pay the estimated monthly charge on the first day of the month by wire transfer to the account designated by Innovex. At the end of each calendar month Innovex shall provide Columbia with an itemized list of the actual billable Innovex Sales Force personnel and the actual total number of Days Worked multiplied by the respective Daily Fee rate and all Daily Fees, Take-on Fees and Pass-Through Expenses on a Territory-by-Territory basis, and a district-by-district basis. Innovex shall add any underpayment to, and deduct any overpayment from, the next estimate sent to Columbia, with a final true-up payment to be made with respect to the last month of the Project Term 30 days after the Project End Date. The format of the Innovex estimates and invoices should conform in all respects, except invoices shall also contain full details of all expenses reported by Innovex employees other than Innovex Sales Representatives. The parties shall use good faith efforts to reconcile any disputed amount as soon as practicable. One half of any amount in dispute for more than 30 days shall be credited against the next estimate (provided the amount in dispute was paid by Columbia based on a previous estimate) sent to Columbia and remain as a credit until the dispute is resolved.

8.	Fourth Quarter 2003 Rates. On or before January 31, 2004, Innovex shall credit Columbia with an amount equal to [***]of the aggregate amount of Daily Fees in Innovex invoices for services rendered from October 1, 2003 through December 31, 2003, for Work Orders #8795 and #8872, which shall be no less than [***].

9.	June 2004 Performance Bonus. If the average number of combined prescriptions for Prochieve 4%, Prochieve 8% and Striant in June 2004 for the Innovex Sales Representatives based upon monthly IMS data is [***]or greater, Columbia will make a payment to Innovex on or before August 15, 2004, in an amount equal to [***].

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10.	Changes in Scope; Additional Services. All prices and costs contained in this Amended and Restated Sales Force Work Order are subject to revision as agreed by Columbia and Innovex to reflect changes in the scope of services being provided by Innovex. Additional services will be provided at Innovex’s normal and customary rates.

11.	Expense Allocation Chart. The financial responsibility of Innovex and Columbia for expenses and costs of Innovex Sales Force operation shall be allocated in accordance with the terms of this Work Order, which are summarized for illustrative purposes in the “Innovex Sales Force Expense Allocation” chart (Attachment A). On or before February 27, 2004, Innovex shall make an accounting for, and credit to, Columbia all phone, postage, supplies, miscellaneous charges, and auto costs in the Territories that were paid by Columbia under Work Orders #8795 and #8872 if, and to the extent, such costs and expenses exceed [***]and such expenses were not otherwise approved by Columbia.

H.	ADDITIONAL TERMS

1.	Steering Committee. Columbia shall make all decisions with respect to the strategy for the marketing and promotion of the Products. However, other issues may arise under the terms of this Amended and Restated Sales Force Work Order or between the parties while operating under this Amended and Restated Sales Force Work Order which are appropriate for consultation between the parties to ensure maximum productivity of the Innovex Sales Force, including, but not limited to, the establishment of work rules or the response to greater than expected Innovex Sales Force turnover or lower than expected Innovex Sales Force performance, and other changing market conditions. The parties shall, therefore, establish a Steering Committee, chaired by Columbia and consisting of up to three (3) members from each party. The chairperson’s duties shall include site selection, logistics, agenda and facilitation; provided however, that an Innovex Committee member may submit agenda items to the Chair and such items shall be included in the next regular meeting of the Steering Committee. The initial Innovex members are Tony Yost, Daryl Gaugler, and Ed Heimers, and the initial Columbia members are Fred Wilkinson (chair), Meg Coogan, and Bill Reggio. A member of the Committee may be removed and replaced at any time, with or without cause, and replaced by the party that appointed such member. The Committee shall meet at least monthly, or otherwise at the call of the chairperson to review, coordinate, and discuss issues regarding the Project. In addition, the Committee shall review and attempt to resolve issues pertaining to this Amended and Restated Sales Force Work Order. The members of the Committee will use reasonable efforts to reach consensus on all decisions. For decisions concerning the day-to-day operations of the Re-Aligned Sales Force (such as discretionary spending for promotional expense monies, incentive compensation payments, revision of Sales Force responsibilities), for which the Steering Committee cannot reach consensus, the chair shall cast the deciding vote. Notwithstanding anything else to the contrary, the Steering Committee shall have no authority to alter the basic economic terms of this Amended and Restated Work Order, including the pricing terms, the number of members of the Innovex Sales Force, and the Project End Date.

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In Witness Whereof, Columbia and Innovex have each caused this Amended and Restated Sales Force Work Order #8795 to be duly executed on their behalf by their authorized representatives and made effective as of Effective Date of Work Order appearing above.

Accepted and Agreed to by:

COLUMBIA LABORATORIES, INC.		INNOVEX, INC.

/S/ Fred Wilkinson		/S/ Anthony J Yost
By:	Fred Wilkinson	By:	Anthony J Yost
Title:	President & CEO	Title:	President
Date:	January 26, 2004	Date:	January 26, 2004

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Attachment A to Sales Force Work Order

SALES FORCE EXPENSE ALLOCATION

Project # 8795

Category	Innovex Direct Expenses	PassThrough Expenses	Columbia Direct Expenses

Salary, including payroll taxes, for Innovex Sales Representatives, Innovex Field Coordinators and the Innovex National Field Coordinator. Incentive compensation for Innovex Field Coordinators, compensation for the Innovex National Field Coordinator.	X

Incentive compensation (bonus) for Innovex Sales Representatives, plus [***]		X

Benefits package, including (401k), medical, dental, Rx, vacation, holidays	X

Auto Costs in Territory, including monthly allowance, mileage reimbursement, parking and tolls.	X

Basic Business Expenses in Territory, including phone, paper supplies, postage and voice mail.	X

Business Cards & Detail Bags for Innovex Sales Force members	X

Call Reporting; SFA	X

Computers for Innovex Sales Representatives, including software, helpdesk support, data/replication lines	X

Computers for FCs, NFC, including software, helpdesk support, data/replication lines	X

Infrastructure support (operations, HR, finance, legal)	X

Liability Insurance: employment, workers comp, E & O, CGL, auto	X

Recruitment and re-recruitment, includes drug screens, background and motor vehicle checks	X

Meetings: Columbia national, regional and district meetings; product launches		X

Access Money, Lunch and Learn and Speaker Programs		X

Promotional Program and Promotional Materials (sales aids)			X

Promotional marketing expenses, including sales data			X

Training program, materials and facilities; initial and follow-up			X

Travel Expenses (air, hotel, meals, T&E) for Innovex Sales Representatives, Innovex Field Coordinators, and the Innovex National Field Coordinator

*  Interviewing

*  Territory travel for field management purposes

X

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EXHIBIT 1 to Amended and Restated Sales Force Work Order

ADDITIONAL INNOVEX SALES REPRESENTATIVE REQUEST FORM

This Request for Additional Innovex Sales Representative is issued pursuant to the Master Sales Services Agreement between Columbia and Innovex LP, dated as of July 31, 2002, and Amended and Restated Sales Force Work Order #8795, dated as of January 16, 2004.

PART 1	To be completed by Columbia Attach any relevant, helpful information
NUMBER OF SALES REPS. REQUESTED

TERRITORY LOCATION(S)

REQUESTED START DATE

AUTHORIZED COLUMBIA REPRESENTATIVE SUBMITTING REQUEST	Signature: Name: Title: Date: Phone: Fax:

PART 2	To Be Completed by Innovex Innovex shall respond within ten (10) business days after receipt of the Additional Innovex Sales Representatives Request.

This Additional Innovex Sales Representative Request Form was Received by Innovex on the following date:	Request is Accepted, and Recruitment shall begin immediately: (sign and date) Contact Person: Phone:

Request is Not Accepted (identify above information which must be clarified or changed before Request may be accepted by Innovex): (sign and date) Contact Person: Phone:

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